EXHIBIT 99.1

Alpha and Omega Semiconductor Appoints New Director

SUNNYVALE, Calif., April 12, 2013 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (AOS) (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors and power ICs, today announced the appointment of Dr. King Owyang, Ph.D., as a member of the Board of Directors, effective April 10, 2013.

Dr. Owyang is the Chief Executive Officer and Executive Director of Computime Group Limited, a Hong Kong listed company and a leading global provider of electronic control technologies. Prior to joining Computime, Dr. Owyang held various positions at Siliconix Inc., a U.S. semiconductor company, for over 21 years, including the President and Chief Executive Officer. He was instrumental in leading Siliconix to become a highly profitable company with industry leading products. Under his leadership and management, Siliconix established itself as the world leader in power switching and management products and its sales grew to a record level in 2008. Prior to joining Siliconix, Dr. Owyang held various technical and managerial positions at General Electric Company, where he was responsible for developing many enabling semiconductor technologies. Dr. Owyang is a recognized leader in the power semiconductor industry. He has published over 20 technical papers and has been awarded more than 25 patents.

"We are very pleased that Dr. Owyang has agreed to join our board of directors as we continue to execute our strategic roadmap," said Dr. Mike Chang, Chief Executive Officer and Chairman of the Board. "Dr. Owyang's extensive business experiences and technology expertise, as well as his wide range leadership roles in the power semiconductor industry, will strengthen our position as a leading power semiconductor company and provide our board with valuable insight and perspective."

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, the statement relating to the appointment of the new director. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to integrate and ramp up production at the Oregon fab facility; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed on August 31, 2012. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/.

CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com